ACV Announces Fourth Quarter and Full-Year 2024 Results
Revenue and Adjusted EBITDA Exceed High-End of Guidance
•Fourth quarter revenue of $160 million and full-year revenue of $637 million
•Fourth quarter GAAP net income (loss) of ($26) million and full-year GAAP net income (loss) of ($80) million
•Fourth quarter non-GAAP net income (loss) of ($1) million and full-year non-GAAP net income of $11 million
•Fourth quarter Adjusted EBITDA of $6 million and full-year Adjusted EBITDA of $28 million
•Expects 2025 revenue of $765 million to $785 million, growth of 20% to 23% YoY, GAAP net income (loss) of ($62) million to ($52) million and Adjusted EBITDA of $65 million to $75 million, growth of approximately 150% YoY at the midpoint of guidance

BUFFALO, February 19, 2025 — ACV (Nasdaq: ACVA), a leading digital automotive marketplace and data services partner for dealers and commercial clients, today reported results for its fourth quarter and full-year ended December 31, 2024.
“We are very pleased with our fourth quarter results, with revenue and Adjusted EBITDA above the high-end of our guidance range, along with continued margin expansion. ACV's leading market position resulted in additional share gains and strong revenue growth in the quarter. Our expanding suite of dealer solutions gained further market traction and we executed on initiatives to support our commercial wholesale strategy,” said George Chamoun, CEO of ACV.

“Turning to our 2025 outlook, while the dealer wholesale market is expected to be approximately flat year-over-year, we believe ACV remains well positioned to deliver sustainable market share gains, strong revenue growth and margin expansion, as our business model continues to scale," concluded Chamoun.
Fourth Quarter 2024 Highlights

•Revenue of $160 million, an increase of 35% year over year
•Marketplace and Service Revenue of $143 million, an increase of 38% year over year
•Marketplace GMV of $2.3 billion, an increase of 22% year over year
•Marketplace Units of 183,497, an increase of 27% year over year
•GAAP net income (loss) of ($26) million, compared to GAAP net income (loss) of ($23) million in the fourth quarter of 2023
•Non-GAAP net income (loss) of ($1) million, compared to non-GAAP net income (loss) of ($6) million in the fourth quarter of 2023
•Adjusted EBITDA of $6 million, compared to Adjusted EBITDA of ($5) million in the fourth quarter of 2023

Full-Year 2024 Highlights

•Revenue of $637 million, an increase of 32% year over year
•Marketplace and Service Revenue of $573 million, an increase of 36% year over year
•Marketplace GMV of $9.5 billion, an increase of 7% year over year
•Marketplace units of 743,008, an increase of 24% year over year
•Adjusted EBITDA of $28 million, compared to Adjusted EBITDA of ($18) million in 2023

First Quarter and Full-Year 2025 Guidance
Based on information as of today, ACV is providing the following guidance:
•First Quarter of 2025:
oTotal revenue of $180 million to $185 million, an increase of 24% to 27% year over year
oGAAP net income (loss) of ($21) million to ($19) million
oNon-GAAP net income of $3 million to $5 million
oAdjusted EBITDA of $9 million to $11 million, an increase of 110% to 158% year over year
•Full-Year 2025:
oTotal revenue of $765 million to $785 million, an increase of 20% to 23% year over year
oGAAP net income (loss) of ($62) million to ($52) million
oNon-GAAP net income of $32 million to $42 million
oAdjusted EBITDA of $65 million to $75 million, an increase of 131% to 167% year over year
Our financial guidance includes the following assumptions:
•The dealer wholesale market is expected to be approximately flat year over year in 2025.
•Conversion rates and wholesale price depreciation expected to follow normal seasonal patterns.
•2025 revenue growth is expected to outpace Non-GAAP Operating Expense growth (excluding Cost of Revenue and Depreciation and Amortization) by approximately 500 basis points.
•First quarter non-GAAP net income guidance excludes approximately $19 million of stock-based compensation expense and approximately $3 million of intangible amortization.
•Full-year non-GAAP net income guidance excludes approximately $76 million of stock-based compensation expense and $10 million of intangible amortization.
ACV’s Fourth Quarter Results Conference Call
ACV will host a conference call and live webcast today, February 19, 2025, at 5:00 p.m. ET to discuss the financial results. To access the live conference call participants are invited to dial 877-704-4453 (international callers please dial 1-201-389-0920) approximately 10 minutes prior to the start of the call. A live webcast and replay of the call will be available on the Company’s investor relations website at https://investors.acvauto.com/. Participants are encouraged to join the webcast unless asking a question.

2025 Analyst Day
ACV will host an analyst meeting on March 11, 2025. The event location is Convene at 530 Fifth Avenue in midtown Manhattan. The program will begin at 1:00 p.m. ET and conclude at 4:00 p.m. ET, followed by a reception with ACV’s management team. To register for the event, please send an email to ACVAuctionsIR@icrinc.com.

About ACV Auctions
ACV is on a mission to transform the automotive industry by building the most trusted and efficient digital marketplace and data solutions for sourcing, selling and managing used vehicles with transparency and comprehensive insights that were once unimaginable. ACV offerings include ACV Auctions, ACV Transportation, ACV Capital, ACV MAX, True360, and ClearCar.
For more information about ACV, visit www.acvauto.com.
Information About Non-GAAP Financial Measures
ACV provides supplemental non-GAAP financial measures to its financial results. We use these non-GAAP financial measures, and we believe that they assist our investors to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.
Non-GAAP Financial Measures
Adjusted EBITDA is a financial measure that is not presented in accordance with GAAP. We believe that Adjusted EBITDA, when taken together with our financial results presented in accordance with GAAP, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of Adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation and evaluating our operating performance, as well as for internal planning and forecasting purposes.
We define Adjusted EBITDA as net loss, adjusted to exclude: depreciation and amortization; stock-based compensation expense; interest (income) expense; provision for income taxes; and other one-time non-recurring items, when applicable, such as acquisition-related and restructuring expenses.
Adjusted EBITDA is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of these limitations include that (1) it does not properly reflect capital commitments to be paid in the future; (2) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures; (3) it does not consider the impact of stock-based compensation expense, (4) it does not reflect other non-operating income and expenses, including interest income and expense, (5) it does not consider the impact of any contingent consideration liability valuation adjustments, (6) it does not reflect tax payments that may represent a reduction in cash available to us, and (7) it does not reflect other one-time, non-recurring items, when applicable, such as acquisition-

related and restructuring expenses. In addition, our use of Adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate Adjusted EBITDA in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider Adjusted EBITDA alongside other financial measures, including our net loss and other results stated in accordance with GAAP.
Non-GAAP net income (loss), a financial measure that is not presented in accordance with GAAP, provides investors with additional useful information to measure operating performance and current and future liquidity when taken together with our financial results presented in accordance with GAAP. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our continuing operations.
We define non-GAAP net income (loss) as net income (loss), adjusted to exclude: stock-based compensation expense, amortization of acquired intangible assets, and other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses.
In the calculation of non-GAAP net income (loss), we exclude stock-based compensation expense because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact our non-cash expense. We believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between our operating results from period to period.
We exclude amortization of acquired intangible assets from the calculation of non-GAAP net income (loss). We believe that excluding the impact of amortization of acquired intangible assets allows for more meaningful comparisons between operating results from period to period as the underlying intangible assets are valued at the time of acquisition and are amortized over several years after the acquisition.
We exclude contingent consideration liability valuation adjustments associated with the purchase consideration of transactions accounted for as business combinations. We also exclude certain other one-time, non-recurring items, when applicable, such as acquisition-related and restructuring expenses, because we do not consider such amounts to be part of our ongoing operations nor are they comparable to prior period nor predictive of future results.
Non-GAAP net income (loss) is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of these limitations include that: (1) it does not consider the impact of stock-based compensation expense; (2) although amortization is a non-cash charge, the underlying assets may need to be replaced and non-GAAP net income (loss) does not reflect these capital expenditures; (3) it does not consider the impact of any contingent consideration liability valuation adjustments; and (4) it does not consider the impact of other one-time charges, such as acquisition-related and restructuring expenses, which could be material to the results of our operations. In addition, our use of non-GAAP net income (loss) may not be comparable to similarly titled measures of other companies because they may not calculate non-GAAP net income (loss) in the same manner, limiting its usefulness as a comparative measure. Because of these limitations, when evaluating our performance, you should consider non-GAAP net income (loss) alongside other financial measures, including our net loss other results stated in accordance with GAAP.
Information About Operating and Financial Metrics
We regularly monitor the following operating and financial metrics in order to measure our current performance and estimate our future performance. Our key operating and financial metrics may be calculated in a manner different than similar business metrics used by other companies.
Operating and Financial Metrics

Marketplace GMV - Marketplace GMV is primarily driven by the volume and dollar value of Marketplace Unit transactions. We believe that Marketplace GMV acts as an indicator of our success, signaling satisfaction of dealers and buyers, and the health, scale, and growth of our business. We define Marketplace GMV as the total dollar value of vehicles transacted within the applicable period, excluding any auction and ancillary fees.
Marketplace Units - Marketplace Units is a key indicator of our potential for growth in Marketplace GMV and revenue. It demonstrates the overall engagement of our customers and our market share of wholesale transactions in the United States. We define Marketplace Units as the number of vehicles transacted within the applicable period. Marketplace Units transacted includes any vehicle that successfully reaches sold status, even if the auction is subsequently unwound, meaning the buyer or seller does not complete the transaction. These instances have been immaterial to date. Marketplace Units excludes vehicles that were inspected by ACV, but not sold. Marketplace Units have generally increased over time as we have expanded our territory coverage, added new dealer partners and increased our share of wholesale transactions from existing customers.
Forward-Looking Statements
This presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our financial guidance for the fourth quarter of 2024 and the full year of 2024. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. You should not rely on forward-looking statements as predictions of future events.
The forward-looking statements contained in this presentation are based on ACV’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties and changes in circumstances that may cause ACV’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. These risks and uncertainties include, but are not limited to: (1) our history of operating losses; (2) our limited operating history; (3) our ability to effectively manage our growth; (4) our ability to grow the number of participants on our marketplace platform; (5) general market, political, economic, and business conditions; (6) our ability to acquire new customers and successfully retain existing customers; (7) our ability to effectively develop and expand our sales and marketing capabilities; (8) our ability to successfully introduce new products and services; (9) breaches in our security measures, unauthorized access to our marketplace platform, our data, or our customers’ or other users’ personal data; (10) risk of interruptions or performance problems associated with our products and platform capabilities; (11) our ability to adapt and respond to rapidly changing technology or customer needs; (12) our ability to compete effectively with existing competitors and new market entrants; (13) our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and other jurisdictions where we elect to do business; (14) the impact that economic conditions could have on our or our customers’ businesses, financial condition and results of operations; and (15) the impact of such economic conditions in the wholesale dealer market included in our guidance for the first quarter of 2025 and full year 2025, and the related impact on the performance of our marketplace and our operating expenses, stock-based compensation expense and intangible amortization. These and other risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2024, filed with the SEC on February 19, 2025. Additional information will be made available in other filings and reports that we may file from time to time with the SEC. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. The forward-looking statements made in this presentation relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to reflect new information or the occurrence of unanticipated events, except as required by law.
Investor Contact:
Tim Fox
tfox@acvauctions.com
Media Contact:
Maura Duggan
mduggan@acvauctions.com

ACV AUCTIONS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Revenue:
Marketplace and service revenue	$143,123	$103,767	$572,971	$422,527
Customer assurance revenue	16,391	14,610	64,185	58,707
Total revenue	159,514	118,377	637,156	481,234
Operating expenses:
Marketplace and service cost of revenue (excluding depreciation & amortization)	61,200	46,975	248,210	192,707
Customer assurance cost of revenue (excluding depreciation & amortization)	14,683	13,666	56,231	51,747
Operations and technology	42,398	34,779	162,700	140,959
Selling, general, and administrative	56,697	42,821	217,435	166,510
Depreciation and amortization	10,334	6,902	36,685	18,988
Total operating expenses	185,312	145,143	721,261	570,911
Loss from operations	(25,798)	(26,766)	(84,105)	(89,677)
Other income (expense):
Interest income	1,927	4,002	9,337	16,507
Interest expense	(2,026)	(360)	(4,244)	(1,565)
Total other income (expense)	(99)	3,642	5,093	14,942
Loss before income taxes	(25,897)	(23,124)	(79,012)	(74,735)
(Benefit from) provision for income taxes	240	117	688	526
Net loss	$(26,137)	$(23,241)	$(79,700)	$(75,261)
Weighted-average shares - basic and diluted	166,484,713	161,174,469	164,850,699	159,952,813
Net loss per share - basic and diluted	$(0.16)	$(0.14)	$(0.48)	$(0.47)

ACV AUCTIONS INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share data)

	December 31, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$224,065	$182,571
Marketable securities	46,036	228,761
Trade receivables (net of allowance of $6,372 and $2,868)	168,770	164,009
Finance receivables (net of allowance of $4,191 and $3,428)	139,045	119,034
Other current assets	15,281	12,524
Total current assets	593,197	706,899
Property and equipment (net of accumulated depreciation of $5,227 and $4,462)	7,625	4,918
Goodwill	180,478	103,379
Acquired intangible assets (net of amortization of $28,972 and $17,534)	90,816	34,192
Internal-use software costs (net of amortization of $38,499 and $17,059)	68,571	55,771
Other assets	43,462	17,765
Total assets	$984,149	$922,924
Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$345,605	$305,845
Accrued payroll	16,725	12,245
Accrued other liabilities	18,836	15,851
Total current liabilities	381,166	333,941
Long-term debt	123,000	115,000
Other long-term liabilities	39,979	17,455
Total liabilities	544,145	466,396
Commitments and Contingencies
Stockholders' Equity:
Preferred Stock	—	—
Common Stock - Class A	168	139
Common Stock - Class B	-	23
Additional paid-in capital	944,891	880,510
Accumulated deficit	(502,315)	(422,615)
Accumulated other comprehensive loss	(2,740)	(1,529)
Total stockholders' equity	440,004	456,528
Total liabilities and stockholders' equity	$984,149	$922,924

ACV AUCTIONS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Year ended December 31,
	2024	2023
Cash Flows from Operating Activities
Net income (loss)	$(79,700)	$(75,261)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	36,808	19,285
Stock-based compensation expense, net of amounts capitalized	68,010	49,648
Provision for bad debt	9,989	10,923
Other non-cash, net	741	(1,464)
Changes in operating assets and liabilities, net of effects from purchases of businesses:
Trade receivables	17,466	14,406
Other operating assets	(424)	(310)
Accounts payable	16,167	(34,612)
Other operating liabilities	(3,660)	(500)
Net cash provided by (used in) operating activities	65,397	(17,885)
Cash Flows from Investing Activities
Net increase in finance receivables	(22,005)	(45,273)
Purchases of property and equipment	(4,539)	(2,330)
Proceeds from sale of real estate	14,083	—
Capitalization of software costs	(29,702)	(25,840)
Purchases of marketable securities	(35,979)	(146,032)
Maturities and redemptions of marketable securities	88,664	135,724
Sales of marketable securities	130,090	2,402
Acquisition of businesses (net of cash acquired)	(156,475)	(29,623)
Net cash provided by (used in) investing activities	(15,863)	(110,972)
Cash Flows from Financing Activities
Proceeds from long term debt	491,500	420,000
Payments towards long term debt	(483,500)	(380,500)
Proceeds from exercise of stock options	9,436	4,265
Payments for debt issuance and other financing costs	(2,023)	—
Payment of RSU tax withholdings in exchange for common shares surrendered by RSU holders	(27,131)	(16,025)
Proceeds from employee stock purchase plan	3,910	3,062
Other financing activities	(66)	(169)
Net cash provided by (used in) financing activities	(7,874)	30,633
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(166)	43
Net increase (decrease) in cash, cash equivalents, and restricted cash	41,494	(98,181)
Cash, cash equivalents, and restricted cash, beginning of period	182,571	280,752
Cash, cash equivalents, and restricted cash, end of period	$224,065	$182,571

The following table presents a reconciliation of non-GAAP net income (loss) to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net income (loss)	$(26,137)	$(23,241)	$(79,700)	$(75,261)
Stock-based compensation	19,955	13,386	68,010	49,648
Amortization of acquired intangible assets	3,071	1,729	11,687	5,471
Amortization of capitalized stock based compensation	1,520	802	4,675	1,836
Acquisition-related costs	446	626	3,966	1,237
Litigation-related costs (1)	—	—	1,553	—
Other	—	678	783	1,056
Non-GAAP Net income (loss)	$(1,145)	$(6,020)	$10,974	$(16,013)

(1) Litigation-related costs are related to an anti-competition case which we do not consider to be representative of our underlying operating performance

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the periods presented:

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Adjusted EBITDA Reconciliation
Net income (loss)	$(26,137)	$(23,241)	$(79,700)	$(75,261)
Depreciation and amortization	10,356	6,878	36,807	19,285
Stock-based compensation	19,955	13,386	68,010	49,648
Interest (income) expense	99	(3,642)	(5,093)	(14,942)
Provision for income taxes	240	117	688	526
Acquisition-related costs	446	626	3,966	1,237
Litigation-related costs (1)	—	—	1,553	—
Other	658	516	1,905	1,298
Adjusted EBITDA	$5,617	$(5,360)	$28,136	$(18,209)

(1) Litigation-related costs are related to an anti-competition case which we do not consider to be representative of our underlying operating performance

The following table presents a reconciliation of non-GAAP net income (loss) to GAAP net income (loss), the most directly comparable financial measure stated in accordance with GAAP, for the periods presented (in millions):

	Three Months Ended March 31, 2025	Year ended December 31, 2025
Non-GAAP net income (loss) to net income (loss) guidance Reconciliation
Net income (loss)	($21) - ($19)	($62) - ($52)
Non-GAAP Adjustments:
Stock-based compensation	$19	$76
Intangible amortization	$3	$10
Amortization of capitalized stock-based compensation	$2	$8
Non-GAAP net income (loss)	$3 - $5	$32 - $42